Exhibit 99.1

Lime Energy Co. Receives NASDAQ Notice Regarding Delinquent Form 10-K Filing

Huntersville, NC — April 22, 2013 — Lime Energy Co. (NASDAQ: LIME)  (the “Company”) today announced that  on April 17, 2013, it received a letter from The NASDAQ Stock Market LLC (“NASDAQ”) notifying it that it was not in compliance with NASDAQ Listing Rule 5250(c)(1) because it had not yet filed its Annual Report on Form 10-K for the year ended December 31, 2012 (the “Additional Deficiency”) and that the Additional Deficiency served as an additional basis for delisting the Company’s common stock from the NASDAQ Stock Market.  That letter also formally notified the Company the Panel would consider the Additional Deficiency in their decision regarding the Company’s continued listing on the NASDAQ Stock Market.  The Company expects to present its views with respect to the Additional Deficiency no later than April 24, 2013.

As previously disclosed, the Company received a notice from the NASDAQ Listing Qualifications Staff on January 9, 2013 regarding the Company’s failure to satisfy NASDAQ Listing Rule 5250(c)(1) because it had not filed its Quarterly Reports on Form 10-Q for the periods ended June 30, and September 30, 2012, and that as a result its common stock was subject to delisting from the NASDAQ Stock Market. The Company requested a hearing before the NASDAQ Hearings Panel (the “Panel”) to review the listing determination and to request that the Panel grant it additional time to regain compliance on February 21, 2013 and on March 6, 2013, the Panel granted the Company’s request for continued listing of its common stock on the NASDAQ Stock Market, subject to certain conditions, including the condition that on or before August 9, 2013, the Company shall file its Form 10-K for the year ended December 31, 2012.

The Company expects that it will file its Annual Report on Form 10-K for the year ended December 31, 2012 on or before June 30, 2013.  The Company also expects that it will file restated financial information for the years ended December 31, 2008, December 31, 2009, December 3, 2010 and December 31, 2011 and for the quarter ended March 31, 2012 (the “Affected Periods”) on or before June 30, 2013.  As previously disclosed, the Company’s Audit Committee has determined that the Company’s consolidated financial statements for the Affected Periods could not be relied on.  The Company also expects that it will file its financial statements for the quarters ended June 30, 2012 and September 30, 2012 on or before June 30, 2013.

Cautionary Statement

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act of 1934. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events and results may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “ “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. A number of important factors could cause actual events and results to differ materially from those contained in or implied by the forward-looking statements, including how promptly we are able to complete our accounting review and the results of that review, as well as those factors discussed in our Annual Report on Form 10-K, filed on March 16, 2012 with the SEC, which can be found at the SEC’s website www.sec.gov, each of which is specifically incorporated into this press release. Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Contacts:

Investor Relations

Ashley Conger

(704) 892-4442

aconger@lime-energy.com